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                                                                   EXHIBIT 10.04


                            STOCK PURCHASE AGREEMENT


         THIS AGREEMENT, shall be effective as of this 1st day of November, 1995, by and between EVRO Corporation, a Florida corporation ("Seller" or "EVRO") and E. Carl Anderson, Jr., an individual ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer 50,000 shares of series C Convertible Preferred Stock of EVRO Corporation (the "EVRO Shares"), a company currently trading publicly on the NASDAQ Small Caps Market; and

         WHEREAS, Buyer desires to acquire a Put from Seller on the EVRO Shares to protect Buyer from certain risks on his investment, and Seller has agreed to grant to Buyer a Put for the EVRO Shares, pursuant to the terms and conditions of this Agreement.

         NOW THEREFORE, for and in consideration of the mutual promises, payments and covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Seller and Buyer hereby agree as follows:

         1. Recitals. The above referenced recitals are incorporated herein as though fully restated in this Agreement.

         2. Sale of Stock. Seller hereby sells, transfers and conveys all of its right, title and interest in and to 50,000 shares of EVRO Series C Convertible Preferred Stock, convertible into common shares on the basis of one share of each preferred into
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ten shares of restricted common stock of EVRO and having such additional rights and privileges as set forth in the "Second Amended Certificate of Designation, Preferences, Rights and Limitations of Series C Convertible Preferred Stock, No Par Value, of EVRO Corporation," a copy of which is attached hereto as Exhibit "A," for Five Hundred Thousand One Hundred and No/100 Dollars ($500,100.00) payable in the form of cash, wire transfer, or certified funds to Seller on or before the ___ day of November, 1995.

        3. Granting of Put. At the option of Buyer or any subsequent of the EVRO Shares or any common shares received on conversion thereof (the EVRO Shares or any common shares received on conversion thereof shall hereinafter be referred to as the "Option Shares"), the Seller shall redeem and repurchase the Option Shares from the holder thereof. The redemption price for the Option Shares shall be $10.00 per share for the EVRO Shares (or an appropriately adjusted amount for shares received on conversion) and shall be payable in cash, wire transfer or certified funds on the later of (a) the date the holder tenders certificates for the Option Shares endorsed in blank to Seller or (b) five business days following the date on which Buyer exercises this option.

                 Buyer or any subsequent holder of the Option Shares desiring to exercise the option set forth above shall give notice of its desire for redemption and the number of Option Shares it desires the Seller to redeem (the "Noticed Shares"). This option may be exercised at any time for a period of six months following





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the date of issuance of the Option Shares to Buyer.  Such funds shall be delivered to the holders of the Option Shares participating in the redemption in proportion to the number of Option Shares with respect to which this option is exercised by each. Seller shall also promptly execute and deliver to such holders a new certificate for the balance of any Option Shares that were included in the delivered certificate but with respect to which this option was not exercised. Notwithstanding anything in this Paragraph to the contrary, Buyer shall not exercise this option prior to thirty-one (31) days from the date of this Agreement.

         4. Seller's Representations. Seller hereby represents and warrants to Buyer, as a material inducement to Buyer's entry into this Agreement, the following:

         a. The execution and delivery of this Agreement, the consummation of the transaction herein contemplated, and compliance with the terms of this Agreement will not result in a breach of any indenture, other agreement or instrument to which Seller is a party or by which it or the EVRO shares are bound; or any applicable regulation, rule, judgment, order or decree of any governmental instrumentality (including, but not limited to, the United States Securities and Exchange Commission and any Blue Sky Law authority) or court, domestic or foreign, having jurisdiction over Seller or the EVRO Shares, or any securities exchange or regulated market such as NASDAQ.





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         b.      That as of the closing date, there shall exist no liens or encumbrances on the EVRO shares, of any kind whatsoever.

         c. Seller has filed an Information Statement with the Securities and Exchange commission on or about June 9, 1995, for the purpose of increasing the number of authorized common shares of EVRO and has obtained the consent from the holders of a majority of the shares of EVRO to increase the number of authorized shares of common stock of EVRO up to 35,000,000 common shares, so that the shares of convertible preferred stock will be able to convert into common shares. Seller shall take such action as may be necessary and proper to cause the number of authorized shares of common stock of EVRO to be increased to 35,000,000 common shares within thirty (30) days from the date of this Agreement.

         d. Seller shall have complied with all of its state and federal tax obligations, if any, and there shall be no taxes outstanding concerning the EVRO shares.

         e. Seller is currently contemplating a private offering of its stock. In connection with such offering, Seller shall provide to investors subsequent to the closing of the transactions contemplated herein a prospectus offering such stock (the "Prospectus"). The Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

         f. Upon payment of the purchase price for the EVRO Shares and the delivery of one or more certificates for the EVRO Shares by





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Seller to Buyer, the EVRO Shares will constitute fully paid and nonassessable shares of Seller.

         g. The sale and the issuance of the EVRO Shares to Buyer subject to the put option described herein and the execution of a certain consulting agreement with Buyer or an affiliate of Buyer of even date are not material transactions to Seller when considered independently or together that would require disclosure in connection with the Information Statement referred to above or any other registration statement or securities filings currently on file or which are reasonably likely to be filed or required to be filed in the future.

         h. Upon the consummation of the sale of the EVRO Shares to Buyer, Seller will have adequate capital and surplus to enable it to redeem the Option Shares upon exercise by Buyer of the option described in section 3 of this Agreement and Seller believes that it will continue to have such adequate capital and surplus throughout the term of the option. Further, no provision of Seller's Articles of Incorporation, By-Laws, other organizational documents, or any loan agreement, debenture, indenture or other agreement or obligation of any kind that would prevent it from honoring its obligation under the put option or would require the consent or approval of any other party prior to honoring that obligation.

         5. Buyer's representations. Buyer hereby represents and warrants to Seller, the following:





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                 a.       Buyer has all requisite authority and power to enter
into this Agreement.

                 b. Buyer, or an entity affiliated with Buyer, has contemporaneously with the execution of this Agreement, entered into a Consulting Agreement with EVRO for the purposes of providing counsel and advice to EVRO for the benefit of the EVRO shareholders.

         6. Deliveries at closing. Seller shall deliver the EVRO shares to Buyer at the Closing and Buyer shall tender the payment to Seller at the Closing.

         7. Closing. Closing of the transaction contemplated by this Agreement shall occur within five days of the date of this Agreement.

         8.      Miscellaneous

         a. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, subscribed by the party against which such modification, waiver, amendment, discharge, or change is sought.

         b. Notice. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows;





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TO SELLER:
                 EVRO Corporation
                 7501 W. Irlo Bronson Memorial Hwy.
                 Suite 105
                 Kissimmee, Florida 34747

TO BUYER:

                 E. Carl Anderson, Jr.
                 Post Office Box 274147
                 Tampa, Florida 33688-4147

or such other address or to such other person as any party shall instruct in a notice to the other.

         c. Entire Agreement. This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

         d. Survival. The several representations, warranties and covenants of the parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any party.

         e. Severability. If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provisions or portions of such provisions as is held invalid or





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unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

         f. Governing Law and Venue. This Agreement shall be construed in Accordance with the laws of the State of Florida, and venue shall be agreed to be in Orange County.

         g. Litigation. In any action between the parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the Prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees, such costs associated with all negotiations, trials, and appeals, whether or not litigation is initiated.

         h. Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, personal representatives, estate, heirs, and legatees.

         i. Captions. The captions in this Agreement are for convenience of reference only and in no way define, describe,, extend or limit the scope of this Agreement or the intent of any provisions hereof.

         j. Number and Gender. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

         k. Further Assurances. The parties agree to do, execute, acknowledge, and deliver, or to cause to be done, executed,





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acknowledged, or delivered, and to perform all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents as may from time to time be required herein to effect the intent and purpose of this Agreement.

         l. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date indicated above.


                                   EVRO CORPORATION


                             By    /s/ Daniel M. Boyar
                                   ------------------------------------

                                   Its  Special Counsel
                                       --------------------------------


                                   /s/ E. Carl Anderson, Jr.
                                   ------------------------------------
                                   E. CARL ANDERSON, JR.





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                         STOCK PLEDGE AGREEMENT (STOCK)

         THIS AGREEMENT made this 1st day of November, 1995, by and between EVRO CORPORATION, ("Pledgor"), and E. CARL ANDERSON, JR., an individual ("Pledgee").

                              W I T N E S S E T H:

         WHEREAS, Pledgor owns 27,500,000 shares of common stock, par value $.01, of Channel America Television Network, Inc., a Delaware corporation ("Channel America"), as evidenced by Certificate Number CA1007 (the "CA Shares") as adjusted to 8,250,000 CA Shares, which have been currently paid for, upon receipt of an additional $100,000 (see attached letter from Channel America) representing 51% ownership of Channel America, as adjusted; and

         WHEREAS, Pledgor has issued 100 shares of Series J Convertible Preferred Stock of Evro Corporation, 40 shares of which are evidenced by Certificate Number 3 (the "EVRO Shares"), representing the equivalent of 2,000,000 common shares upon conversion, and which have been pledged as collateral under this Agreement; and

         WHEREAS, Pledgor has agreed that as security for the agreement by the Pledgor to buy back certain shares of stock issued by the Pledgor at the option of the Pledgee for the sum of $500,000, as set forth in a Stock Purchase Agreement, a copy of which is attached hereto as Exhibit "A" (hereinafter the "Stock Purchase Agreement"), Pledgor has agreed to pledge the CA Shares and the EVRO Shares as security for the performance of its obligations under the Stock Purchase Agreement; and
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         WHEREAS, the parties desire to set forth the terms of their agreement with respect to the foregoing in writing.

         NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Recitals. The above recitals to this Agreement are hereby incorporated into this Agreement as though fully restated herein.

         2. Grant of Security Interest. Pledgor hereby grants Pledgee a security interest in and to the CA Shares and in and to the EVRO Shares as security for the faithful performance by Pledgor of all Pledgor's obligations under the Stock Purchase Agreement. Upon execution of this Agreement, Pledgor shall immediately deliver to Pledgee the certificate representing the CA Shares and the certificate representing the Evro Shares, together with stock powers and signature guaranteed as to each certificate (hereinafter the "Collateral"), which Collateral shall be held by Pledgee in accordance with the following terms and conditions:

                 (a) Pledgor hereby authorizes Pledgee upon the failure by the Pledgor to fulfill any of its obligations under this Agreement or under the Stock Purchase Agreement, to sell all or a portion of the Collateral, at public or private sale, to satisfy, in full or in part, Pledgor's monetary obligation under the Stock Purchase Agreement after first deducting from the proceeds thereof all costs and expenses incurred in connection with the sale of the





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Collateral, including, without limitation, reasonable attorney fees incurred in connection with the sale. Notwithstanding anything in this Agreement to the contrary, Pledgee shall have all additional rights and remedies available to him pursuant to the Uniform Commercial Code as enacted in the State of Florida;

                 (b) Pledgor, or its designees, shall be solely entitled to represent the EVRO Shares and the CA Shares with complete voting and dividend rights, so long as no default shall have occurred in the performance and/or payment required hereunder or under the Stock Purchase Agreement. In the event of and upon default in the obligations of Pledgor under this Agreement or under the Stock Purchase Agreement, and during the continuance of such default or non-performance, Pledgee, or his nominee or agent, shall be entitled to represent and vote the EVRO Shares and the CA Shares; and

                 (c) Pledgee shall arrange for the transfer of the EVRO Shares and the CA Shares on the books of the issuing corporations to the name of the Pledgee, in pledge.

         3. Pledgor Representations and Warranties. Pledgor hereby represents and warrants to Pledgee that:

                 (a) This Agreement has been duly authorized and approved by all necessary corporate action on the part of Pledgor and, when duly executed, this Agreement will be a valid, legally binding and enforceable obligation of Pledgor in accordance with its terms;





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                 (b)      Pledgor has good and marketable title to 8,250,000 of
the CA Shares, upon payment to Channel America of $100,000 and has good and marketable title to the EVRO Shares;

                 (c) Concurrently with the execution of this Agreement, Pledgor shall deliver to Channel America the sum of $100,000 so as to obtain good and marketable title to the EVRO Shares;

                 (d) Pledgor shall pay all taxes upon the EVRO Shares and the CA Shares, and/or any transfer fees or expenses which may result from this Agreement, and/or defend title (or pay all costs and expenses incurred or paid by another to defend title) to the EVRO Shares and the CA Shares; and

                 (e) Pledgor shall not dispose of or further encumber the Collateral during the term of this Agreement, without the written consent of the Pledgee.

         4. Continuing Lien. Notwithstanding any other provision contained in this Agreement, Pledgor hereby grants to Pledgee a continuing lien upon and security interest in the Shares, which lien and security interest shall secure the warranties, representations, guarantees, promises, covenants, liabilities, claims, costs, and expenses arising from rights, duties or obligations created by or arising out of the terms and conditions of this Agreement.

         5. Release of Pledge. If Pledgor repays the $500,000 due under the Stock Purchase Agreement, in a timely manner, then the entire obligations of Pledgor under this Agreement shall have been deemed fully satisfied, and Pledgee shall release the pledged EVRO





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Shares and the CA Shares back to Pledgor, and the Pledge or lien against the
EVRO Shares and the CA Shares granted hereby shall terminate.

         6. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

         7. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida.

         8. Entire Agreement. This Agreement represents the entire agreement among the parties hereto and specifically supersedes any oral or written agreements heretofore entered into by such parties with respect to the subject matter hereof.

         9. Attorneys' Fees. In the event that either party engages an attorney in connection with any dispute between the parties, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs associated therewith.

         IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement the day and year first above written.

                                   "PLEDGOR"

                                   EVRO CORPORATION

                             By:   /s/ Daniel M. Boyar
                                   ------------------------------------
                                   Daniel M. Boyar, By the authority of
                                         The Board of Directors


                                   "PLEDGEE":

                                   /s/ E. Carl Anderson, Jr.
                                   ------------------------------------
                                   E. Carl Anderson, Jr.





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